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SUB-ITEM 77Q1(e): New Investment Advisory Contract

                         INVESTMENT ADVISORY AGREEMENT

   This Investment Advisory and Administration Agreement (the "Agreement") is made as of this 1st day of July, 2016, between each of Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund and Elfun Trusts (each, a "Fund"), severally and not jointly, and SSGA Funds Management, Inc., a Massachusetts corporation ("SSGA FM").

                                  WITNESSETH:

   WHEREAS, each Fund is an open-end management investment company organized under the laws of the State of Connecticut and registered under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, SSGA FM is in the business of providing investment advisory and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

   WHEREAS, each Fund desires to retain SSGA FM to render investment advisory and administrative services to the Fund, and SSGA FM is willing to render such services;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1. Appointment as Investment Adviser and Administrator

   The Trustees hereby appoint SSGA FM, subject to approval by the Unitholders of a Fund, to act as the Investment Adviser and Administrator to each such Fund on the terms set forth in this Agreement. SSGA FM hereby accepts such appointment and agrees to render the services herein set forth on the terms herein contained.

2. Services to be Performed

   a. SSGA FM will recommend to the Trustees of each Fund (the "Trustees") certain individuals to fill the positions of Manager, Secretary and, if the Trustees so desire, Assistant Secretary and other officers of the Fund. Upon receipt of such recommendations the Trustees will vote upon the appointment of such individuals to the positions for which they were recommended; and will advise SSGA FM as to whether or not they have been so appointed.

   b. Subject to the oversight and supervision of the Trustees, and subject to Section 2(j) of this Agreement with respect to any Fund advised by a sub-adviser, SSGA FM agrees to provide a continuous investment program for each Fund's assets, and will manage the investment and reinvestment of all the assets in the Fund from time to time (including any income earned thereon and increments in the value thereof). Among other things, SSGA FM shall be responsible for all

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        investment decisions regarding purchases and sales of securities and other property, the retention of securities, and the retention of uninvested cash. In performing the aforesaid services to a Fund, SSGA FM shall comply with all investment policies of the Fund in effect from time to time and such general guidance, policies and instructions as the Trustees may additionally establish. SSGA FM shall, in addition, make recommendations as and when requested by the Trustees with respect to the adoption or modification of investment policies and each Fund's objective.

   c. Unless a Fund gives written instructions to the contrary, SSGA FM shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. SSGA FM shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of a Fund's shareholders. Each Fund has received and reviewed the proxy guidelines of SSGA FM, which indicate how SSGA FM will vote.

   d. Subject to the supervision and direction of the Trustees, SSGA FM, as administrator, will furnish each Fund with, or cause it to be furnished with, statistical and research data, clerical help and accounting, data processing, bookkeeping, internal auditing services and certain other services required by the Fund. Without limiting the generality of the foregoing, SSGA FM will, for each Fund:

        i. prepare and distribute, or cause the Fund to prepare and distribute, all reports including reports to the Unitholders which are required by Federal and state regulatory authorities, as well as any other reports specifically requested by the Trustees from time to time;

        ii. maintain, or cause the Fund to maintain, the records of all security transactions of the Fund required to be maintained by applicable law or as requested by the Trustees;

        iii. cooperate with the independent public accountants retained by the Trustees in their examination of the Fund and will cooperate in any inspection of the accounts and records by the Trustees;

        iv. compute, or cause the Fund to compute, the net asset value for the Fund in accordance with the Fund's organizational documents (referred to herein as the "Trust Agreement") and the Fund's prospectus and statement of additional information (the "Registration Statement");

        v. prepare, or cause the Fund to prepare, such reports to, and filings with Federal, state or local governmental authorities, including tax returns, as may be required by applicable law or as requested by the Trustees;

        vi. submit periodically to the Trustees, or cause the Fund to submit periodically to the Trustees, written reports covering fund transactions, the results of the Fund's operations, the assets and financial condition of the

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             Fund, and such other information in such form and at such times as the Trustees may reasonably request; and

       vii. be responsible for causing the Fund to effect adequate routines to collect, receive and deposit all income of the Fund and other payments to the Fund, including stock dividends, rights, warrants and similar items, but excluding payments associated with subscriptions and redemptions.

    e. SSGA FM will keep each Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information SSGA FM believes is appropriate for this purpose.

    f. SSGA FM, in the performance of its duties and obligations under this Agreement, shall act in conformity with the certain documents relating to the Funds, as amended and including but not limited to: the Trust Agreement, the Registration Statement, any exemptive applications, notices and orders on which a Fund relies at the time, and with any instructions and directions of the Trustees.

    g. SSGA FM may from time to time, in its discretion and with the approval of the Trustees, delegate certain of its investment advisory responsibilities under this Agreement in respect of any Fund to one or more qualified companies (each, a "sub-adviser"), each of which is registered under the Investment Advisers Act of 1940, as amended, provided that the separate costs of employing such sub-advisers and of the sub-advisers themselves are borne by SSGA FM or the sub-adviser and not by the Fund in question. Unless the Board specifies otherwise in connection with its approval of any such delegation or unless any agreement pursuant to which such delegation is effected specifies otherwise, (i) the obligation of SSGA FM in respect of the activities of any such sub-adviser shall be to provide to the Trustees its recommendation as to the selection of the sub-adviser and as to the periodic renewal of the sub-advisory agreement with the sub-adviser, and to oversee generally the performance by such sub-adviser of its obligations to the Fund in question over time (which oversight may include periodic review of policies and procedures of the sub-adviser but will not include approval of or responsibility for specific investment decisions by the sub-adviser) and to report to the Trustees periodically as to its evaluation of the performance of such sub-adviser and as to the nature and scope of such general oversight, in accordance with the standard of care set out in Section 7 below, and (ii) assuming compliance by SSGA FM with its obligations under clause (i), SSGA FM shall not be responsible or have any liability for any investment decision or any other act or omission on the part of any sub-adviser, including without limitation any error or mistake of judgment on the part of the sub-adviser or failure by the sub-adviser to comply with any policies, procedures, guidelines, or objectives of any Fund.

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3. Selection of Investments on Behalf of the Fund

   Unless otherwise set forth in the Registration Statement or directed by a Fund, SSGA FM will, in selecting brokers or dealers to effect transactions on behalf of a Fund, seek the best overall terms available. In so doing, SSGA FM may consider the breadth of the market for the investment, the price of the security, the size and difficulty of the order, the willingness of the broker or dealer to position, the reliability, financial condition and execution and operational capabilities of the broker or dealer, and the reasonableness of the commission or size of the dealer's "spread," if any, for the specific transaction and on a continuing basis. SSGA FM may also consider brokerage and research services provided to the Fund and/or other accounts over which SSGA FM or its affiliates exercise investment discretion. The Funds recognize the desirability of SSGA FM's having access to supplemental investment and market research and security and economic analyses provided by brokers and that those brokers may execute brokerage transactions at a higher cost to a Fund than would be the case if the transactions were executed on the basis of the most favorable price and efficient execution. To the extent permitted by applicable law and regulations, SSGA FM shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to SSGA FM an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if SSGA FM determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or SSGA FM's overall responsibilities with respect to the Fund and to other clients of SSGA FM as to which SSGA FM exercises investment discretion. Each Fund hereby agrees that any entity or person associated with SSGA FM which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended.

4. Services to Other Companies or Accounts

   a. Each Fund understands and acknowledges that SSGA FM now acts and will continue to act as investment manager or adviser to various fiduciary or other managed accounts and no Fund has any objection to SSGA FM's so acting, so long as when a Fund and any account served by SSGA FM are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales, as well as the expenses incurred in such transactions, will be allocated in a manner believed by SSGA FM to be equitable to the Fund and the account. Each Fund recognizes that, in some cases, this procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or disposed of by a Fund.

   b. Each Fund understands and acknowledges that the persons employed by SSGA FM to assist in the performance of its duties under this Agreement will not devote their full time to that service and agrees that nothing contained in this Agreement will be deemed to limit or restrict the right of SSGA FM or any affiliate of SSGA

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      FM to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

5. Compensation

   In consideration of the services rendered by SSGA FM pursuant to this Agreement, each Fund will, within thirty (30) days after receipt of an invoice therefor, pay SSGA FM a monthly fee calculated as a percentage of the average daily net assets of each Fund during the month in question at the annual rate set forth on Appendix A. Each Fund shall be responsible for paying all expenses that it may incur in its operation. The costs to be borne by each Fund include, but are not limited to: the direct and indirect costs of SSGA FM personnel providing investment advisory and other services to the Fund (but no compensation related strictly to their services as officers and trustees of the Fund); the costs of external accounting, audit, legal and compliance services; the costs of maintaining the Fund's existence; the costs attributable to Unitholder services (including without limitation, telephone and personnel expenses); charges and expenses of any registrar; the costs of custody, transfer agency and recordkeeping services in connection with the Fund; brokerage fees and expenses; taxes; interest on borrowings; registration costs of the Fund and its shares under Federal and state securities laws; the cost and expense of printing, including typesetting and distributing to regulatory authorities and the Fund's Unitholders, prospectuses and statements of additional information describing the Fund and any supplements to those documents; all expenses incurred in conducting meetings of the Fund's Unitholders and meetings of the Fund's Board of Trustees relating to the Fund; all expenses incurred in preparing, printing and mailing proxy statements and reports to Unitholders of the Fund; all expenses incident to any dividend, withdrawal or redemption options provided to Fund Unitholders; charges and expenses of any outside service used for pricing the Fund's portfolio securities and calculating the net asset value of the Fund's Units; membership dues of industry associations; postage; insurance premiums on property or personnel (including Fund officers and Trustees) of the Fund that inure to their benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification relating thereto); and all other costs of the Fund's operations.

6. Records

   SSGA FM shall maintain such books and records with respect to its activities hereunder as may be required from time to time by applicable law and as the Trustees may, in addition, reasonably request. SSGA FM shall make available its books and records to the Trustees and their agents, counsel and accountants as and when requested by the Trustees for purposes of audit or otherwise.

7. Limitation of Liability

   a. SSGA FM will exercise its best judgment in rendering the services described in this Agreement, except that SSGA FM shall not be liable, subject to any contrary mandatory requirements of applicable law, for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to

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          which this Agreement relates, other than a loss resulting from willful misfeasance, bad faith or gross negligence on the part of SSGA FM in the performance of its duties under this Agreement or from SSGA FM's reckless disregard of its obligations and duties under this Agreement.

     b. Each Fund and SSGA FM agree that the obligations of such Fund under this Agreement will not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of any Fund, individually, but are binding only upon the assets and property of the Fund in question. The execution and delivery of this Agreement have been authorized by the Trustees of the Funds, and signed by an authorized officer of the Funds, acting as such, and neither the authorization by the Trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of each Fund.

8.   Communications

     All communications between SSGA FM and the Trustees may be made orally or in writing and SSGA FM may rely on any such communications with respect to a Fund if it believes in good faith that the same have been given to it by a person reasonably believed by SSGA FM to have the authority to act for or on behalf of the Fund.

9.   No Third Party Beneficiaries

     No person other than the Funds and SSGA FM is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Funds (including without limitation any shareholder in a Fund) any direct, indirect, derivative, or other rights against SSGA FM, or (ii) create or give rise to any duty or obligation on the part of SSGA FM (including without limitation any fiduciary duty) to any person other than the Funds, all of which rights, benefits, duties, and obligations are hereby expressly excluded.

10.  Choice of Law

     This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts and any applicable federal law.

11.  Exclusive Forum

     Exclusive jurisdiction over any action, suit, or proceeding under, arising out of, or relating to this Agreement shall lie in the federal and state courts within the Commonwealth of Massachusetts, and each party hereby waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such courts, waives any claim that such proceedings have been brought in an inconvenient

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     forum, and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over that party.

12.  Entire Agreement; Amendments; Severability

     This Agreement embodies the entire understanding of the parties hereto with respect to its subject matter, supersedes any prior or contemporaneous agreements or understandings between the parties with respect to such subject matter and may only be modified or amended or the terms hereof waived by an instrument in writing signed by one person or entity against whom such amendment, modification or waiver is sought to be enforced. If, for any reason, any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

13.  Continuance and Termination

     This Agreement will become effective as of the day and year first above written and will continue for an initial two-year term and will continue thereafter with respect to a Fund so long as such continuance is approved at least annually (a) by the Trustees or (b) by a vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act, provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated by either party hereto at any time on not more than sixty (60) nor less than thirty (30) days' prior notice thereof to the other party hereto. This Agreement may not be assigned or transferred by either party hereto to any third party and any such attempted assignment or transfer shall automatically act to terminate this Agreement. In the event of expiration or termination of this Agreement, SSGA FM shall transfer, or cause to be transferred, the assets allocated to SSGA FM, and such accounting and investment records as the Trustees may request for continued operation of the Fund, to the person or persons designated by the Trustees.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Attest:                                  ELFUN DIVERSIFIED FUND

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

Attest:                                  ELFUN GOVERNMENT MONEY MARKET FUND

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

Attest:                                  ELFUN TAX-EXEMPT INCOME FUND

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

Attest:                                  ELFUN INCOME FUND

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

Attest:                                  ELFUN INTERNATIONAL EQUITY FUND

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

Attest:                                  ELFUN TRUSTS

By:  /s/ JoonWon Choe                    By:  /s/ Matthew Simpson
     ----------------------------------       ---------------------------------
     JoonWon Choe                        Name: Matthew Simpson
     Assistant Secretary                 Title: Trustee and Secretary

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Attest:                                  SSGA FUNDS MANAGEMENT, INC.

By:                                      By:  /s/ Ellen M. Needham
     ----------------------------------       ---------------------------------
                                         Name: Ellen M. Needham
                                         Title: President

                                  APPENDIX A

Fund                                                     Annual Percentage Rate
----                                                     ----------------------
Elfun Trusts                                                      0.14%
Elfun International Equity Fund                                   0.21%
Elfun Diversified Fund                                            0.17%
Elfun Government Money Market Fund                                0.10%
Elfun Income Fund                                                 0.17%
Elfun Tax-Exempt Income Fund                                      0.16%

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